Hughes Communications Announces Second Quarter 2009 Results

North America and International Services Show Strong Growth
Consumer Business Continues Growth Trajectory
Record Second Quarter Adjusted EBITDA

Germantown, Md., August 6, 2009—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the quarter ended June 30, 2009. Hughes’ consolidated operations are classified into four reportable segments: North America Broadband; International Broadband; Telecom Systems; and Corporate and Other. The North America Broadband, International Broadband, and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

Second Quarter 2009 Financial Highlights:

•	Revenue of $256 million compared to $266 million in the second quarter of 2008; 1% decline on a constant dollar basis.
–	North America Broadband revenue of $175 million, up 9% over second quarter of 2008.
–	Telecom Systems revenue of $29 million, down 24% primarily due to several major development contracts reaching completion.
–	Total service revenue up 16% over the second quarter of 2008, 20% on a constant dollar basis; North America service revenue up 14%, International service revenue up 24%.

•	Record second quarter Adjusted EBITDA of $40.4 million, an increase of 8% over the second quarter of 2008.

•	Consumer business continues impressive growth with new highs:
–	Record second quarter subscriber gross adds of approximately 50,000, an increase of 35% over the second quarter of 2008.
–	Subscriber net adds of 18,000 for growth of 103% over the second quarter of 2008.
–	Service revenue increased by 18% over the second quarter of 2008.
–	Consumer ARPU increased to $70 from $68 in the second quarter of 2008.
–	Churn was 2.3%, the same as in the second quarter of 2008.

•
New orders of $326 million, an increase of 50% over the first quarter of 2009, with major orders from BP, GTech, Barrett Xplore, Conoco Phillips, National Cinemedia, Siemens, Telemar and Telefonica Brazil, Camelot, SCT Mexico, Bank of India, Terrestar, SkyTerra, and Harris Corp.

•	Net loss of $47.7 million due primarily to certain impairment losses, including a $44 million one-time charge as a result of Chapter 11 filing by Boeing's Sea Launch.

Six Months Ended June 30, 2009 Financial Highlights

•	Revenue of $496 million compared to $503 million in the six month period ended June 2008, which corresponds to 2% growth on a constant dollar basis.

•	Services revenue up 13% over the six month period ended June 2008, 17% on a constant dollar basis.

•	Adjusted EBITDA of $73 million for a growth of 9% over the six month period ended June 30, 2008.

•	Total subscribers of 473,000 at June 30, 2009 reflecting a growth of 15% over the subscriber count at June 30, 2008.

•	Strong non-consumer backlog of $879 million at June 30, 2009, an increase of 9% over the backlog at March 31, 2009.

Set forth below are tables highlighting certain of Hughes’ results for the three and six months ended June 30, 2009.

Hughes Communications, Inc.
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2009	2008	2009	2008
Revenue
North America Broadband	$175,242	$161,241	$340,850	$318,031
International Broadband	50,520	65,469	95,404	110,065
Telecom Systems	29,344	38,780	58,606	74,414
Corporate and Other	721	152	1,182	292
Total	$255,827	$265,642	$496,042	$502,802

Operating income (loss)
North America Broadband	$(36,770)	$3,271	$(35,020)	$8,293
International Broadband	5,105	7,267	6,336	7,700
Telecom Systems	2,611	6,611	8,100	11,200
Corporate and Other	(2,207)	(1,086)	(2,314)	(1,824)
Total	$(31,261)	$16,063	$(22,898)	$25,369

Net income (loss)	$(47,742)	$1,827	$(52,438)	$2,483

Adjusted EBITDA *	$40,412	$37,562	$73,141	$67,004

New Orders	$326,139	$332,541	$543,622	$618,946

Hughes Network Systems, LLC
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2009	2008	2009	2008
Revenue
North America Broadband	$175,242	$161,241	$340,850	$318,031
International Broadband	50,520	65,469	95,404	110,065
Telecom Systems	29,344	38,780	58,606	74,414
Total	$255,106	$265,490	$494,860	$502,510

Operating income (loss)
North America Broadband	$(36,770)	$3,271	$(35,020)	$8,293
International Broadband	5,105	7,267	6,336	7,700
Telecom Systems	2,611	6,611	8,100	11,200
Total	$(29,054)	$17,149	$(20,584)	$27,193

Net income (loss)	$(45,710)	$2,634	$(50,564)	$4,092

Adjusted EBITDA *	$41,113	$38,528	$73,578	$68,722

New Orders	$325,167	$332,389	$542,188	$618,654

*	For the definition of Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Recent Highlights:

•
HNS signed a contract extension with BP Corporation Inc. to continue providing HughesNet® Managed Network Services connecting BP's retail locations in the United States and in the European countries of the United Kingdom, Spain, the Netherlands, Austria, Luxembourg, Switzerland, and Germany. The five-year extension is for services at over 16,000 current retail locations, including implementation of new sites as they come on line.

•
HNS announced that it will launch a next-generation, high throughput satellite in the first quarter 2012 to expand its rapidly growing HughesNet broadband Internet service across North America. Designed to deliver over 100 Gbps throughput, the new Hughes satellite will utilize an enhanced version of the IPoS standard, the world's leading broadband satellite standard approved by ETSI, TIA and ITU standards organizations.

•
HNS and HNS Finance Corp. announced the closing on May 27, 2009 of the offering of their $150 million aggregate principal amount of 9 1/2% senior notes due 2014. The notes were offered in a private placement and are guaranteed on a senior unsecured basis by certain HNS subsidiaries.

•
HNS’ Brazilian operating company, Hughes do Brasil, received a Gold Learning Impact Award from the IMS Global Learning Consortium at their annual conference in Barcelona, Spain for its distance learning solution.

•
Helius, a Hughes company was named a recipient of the Federal Government Distance Learning Association's (FGDLA) Innovation Award for the development of emerging distance learning technologies that support the federal government.

•
For the ninth consecutive year, HNS has been named one of Maryland's excellent places to work. The company was recently awarded the ‘Workplace Excellence’ Seal of Approval and the ‘Wellness Trailblazer’ award from the Alliance for Workplace Excellence.

•
HNS announced the availability of a new HughesNet Emergency Business Internet service plan in anticipation of the 2009 hurricane season. The offering is designed to provide robust, expedited broadband Internet connectivity for business and government organizations when a disaster strikes. The new HughesNet Emergency Business Internet service plan features download speeds of up to 5 Mbps and uploads speeds of up to 1 Mbps, made possible by utilizing Hughes’ advanced SPACEWAY® 3 Ka-band satellite system.

To summarize, Pradman Kaul, president and CEO said, “The signing of the contract for manufacture of our new satellite was an important milestone for Hughes. The robustness of our Consumer business plus the very healthy rate of new subscriber acquisition in a tough economic environment helped make this capital investment decision easy. We are comfortable that we will have sufficient space segment for our business needs.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and CFO said, “Our focus on expense control and working capital management continued in the second quarter of 2009, resulting in solid positive cash flow from operations. Our successful senior notes offering of $150 million and our cash position of $310 million at June 30, 2009 position us very well to fund our organic growth and to capitalize on new strategic opportunities.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ Net Income (Loss) as determined under United States of America Generally Accepted Accounting Principles (GAAP) and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2009	2008	2009	2008
Net income (loss)	$(47,742)	$1,827	$(52,438)	$2,483
Add:
Equity incentive plan compensation	1,841	1,390	3,624	2,461
Interest expense	15,554	13,902	29,390	23,210
Income tax expense (benefit)	479	1,195	(176)	1,835
Depreciation and amortization	24,437	19,405	46,330	30,115
Long-term incentive/retention cash plan	650	710	1,538	9,230
Sea Launch impairment	44,400	-	44,400	-
Other asset impairment	1,000	-	1,000	-
Less:
Interest income	(207)	(867)	(527)	(2,330)
Adjusted EBITDA	$40,412	$37,562	$73,141	$67,004

The following table reconciles the differences between HNS’ Net Income (Loss) as determined under GAAP and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2009	2008	2009	2008
Net income (loss)	$(45,710)	$2,634	$(50,564)	$4,092
Add:
Equity incentive plan compensation	1,712	1,240	3,349	2,165
Interest expense	15,550	13,902	29,379	23,210
Income tax expense (benefit)	462	1,184	(206)	1,813
Depreciation and amortization	24,219	19,405	46,079	30,115
Long-term incentive/retention cash plan	650	710	1,538	9,230
Sea Launch impairment	44,400	-	44,400	-
Less:
Interest income	(170)	(547)	(397)	(1,903)
Adjusted EBITDA	$41,113	$38,528	$73,578	$68,722

The condensed financial statements of Hughes and HNS for the three and six months ended June 30, 2009 are attached to this press release.

Note on Use of Non-GAAP Financial Measures

Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes Adjusted EBITDA as a supplemental non-GAAP financial measure. Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization, equity incentive plan compensation, long-term incentive/retention cash plan and other adjustments permitted by the debt instruments of HNS. We believe this non-GAAP financial measure provides useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use this non-GAAP measure in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long-term cash incentive retention program. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that this non-GAAP financial measure provides information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS’ credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014 issued in 2006 and 2009.

Adjusted EBITDA is not a recognized term under GAAP. This non-GAAP measure does not represent net income or cash flows from operations, as these terms are defined under GAAP and should not be considered as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, this non-GAAP measure is not intended to be a measure of cash flow available to management for discretionary use, as such measure does not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, debt service requirements (including VSAT operating lease hardware), and payments under the long-term cash incentive retention program. Adjusted EBITDA as presented herein is not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI, and ITU standards organizations, including IPoS/DVB-S2, RSM-A, and GMR-1. To date, Hughes has shipped more than 1.9 million systems to customers in over 100 countries.

Headquartered outside Washington, DC, in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans, and objectives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations, and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 5, 2009 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©2009 Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, and SPACEWAY are registered trademarks of Hughes Network Systems, LLC.

Contact Information Investor Relations Contact: Deepak V. Dutt, Vice President, Treasurer and Investor Relations Officer Email: deepak.dutt@hughes.com Phone: 301-428-7010	Media Contact: Judy Blake, Director, Marketing Communications Email: judy.blake@hughes.com Phone: 301-601-7330

Attachments

Hughes Communications, Inc.
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

Hughes Network Systems, LLC
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$310,167	$203,816
Receivables, net	186,467	200,373
Inventories	66,646	65,485
Prepaid expenses and other	24,898	20,926
Total current assets	588,178	490,600
Property, net	526,182	507,270
Capitalized software costs, net	52,134	51,454
Intangible assets, net	18,250	19,780
Goodwill	5,063	2,661
Other assets	80,907	118,628
Total assets	$1,270,714	$1,190,393
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$86,526	$82,939
Short-term debt	7,293	8,252
Accrued liabilities	139,283	157,534
Due to affiliates	-	1,507
Total current liabilities	233,102	250,232
Long-term debt	715,001	578,298
Other long-term liabilities	10,904	18,005
Total liabilities	959,007	846,535
Commitments and contingencies
Equity:
Hughes Communications, Inc. ("HCI") stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no
shares issued and outstanding as of June 30, 2009 and December 31, 2008	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized;
21,600,705 shares and 21,514,963 shares issued and outstanding
as of June 30, 2009 and December 31, 2008, respectively	22	22
Additional paid in capital	728,086	724,558
Accumulated deficit	(410,288)	(357,850)
Accumulated other comprehensive loss	(15,048)	(28,583)
Total HCI stockholders' equity	302,772	338,147
Noncontrolling interest	8,935	5,711
Total equity	311,707	343,858
Total liabilities and equity	$1,270,714	$1,190,393

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Services revenues	$173,383	$149,276	$335,748	$298,173
Hardware sales	82,444	116,366	160,294	204,629
Total revenues	255,827	265,642	496,042	502,802
Operating costs and expenses:
Cost of services	111,059	101,694	217,729	195,911
Cost of hardware products sold	77,283	97,541	151,488	174,339
Selling, general and administrative	46,144	41,501	90,385	90,656
Loss on impairments	45,400	-	45,400	-
Research and development	5,698	7,176	11,049	13,252
Amortization of intangible assets	1,504	1,667	2,889	3,275
Total operating costs and expenses	287,088	249,579	518,940	477,433
Operating income (loss)	(31,261)	16,063	(22,898)	25,369
Other income (expense):
Interest expense	(15,554)	(13,902)	(29,390)	(23,210)
Interest income	207	867	527	2,330
Other income (loss), net	(345)	58	(345)	89
Income (loss) before income tax (expense) benefit and
equity in earnings (losses) of unconsolidated affiliates	(46,953)	3,086	(52,106)	4,578
Income tax (expense) benefit	(479)	(1,195)	176	(1,835)
Equity in earnings (losses) of unconsolidated affiliates	-	(21)	170	(172)
Net income (loss)	(47,432)	1,870	(51,760)	2,571
Net income attributable to the noncontrolling interest	(310)	(43)	(678)	(88)
Net income (loss) attributable to HCI stockholders	$(47,742)	$1,827	$(52,438)	$2,483
Earnings (loss) per share:
Basic	$(2.23)	$0.09	$(2.45)	$0.13
Diluted	$(2.23)	$0.09	$(2.45)	$0.13
Shares used in computation of per share data:
Basic	21,365,794	19,676,925	21,362,250	19,272,277
Diluted	21,365,794	20,071,971	21,362,250	19,673,602

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Month Ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(51,760)	$2,571
Adjustments to reconcile net income (loss) to cash flows
from operating activities:
Depreciation and amortization	46,330	30,115
Amortization of debt issuance costs	891	695
Equity plan compensation expense	3,624	2,461
Equity in (earnings) losses from unconsolidated affiliates	(170)	172
Loss on impairments	45,400	-
Other	365	9
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	7,257	12,341
Inventories	(169)	(13,884)
Prepaid expenses and other	4,887	(7,620)
Accounts payable	3,635	4,577
Accrued liabilities and other	(23,351)	(17,672)
Net cash provided by operating activities	36,939	13,765
Cash flows from investing activities:
Change in restricted cash	112	(597)
Purchases of marketable securities	-	(2,070)
Proceeds from sales of marketable securities	-	7,390
Expenditures for property	(53,301)	(43,842)
Expenditures for capitalized software	(7,762)	(7,079)
Proceeds from sale of property	93	63
Acquisition of Helius, Inc., net of cash received	-	(10,540)
Cash acquired, consolidation of Hughes Systique Corporation	828	-
Investment in Hughes Systique Corporation	-	(1,500)
Hughes Systique Corporation note receivables	-	(500)
Other, net	(75)	-
Net cash used in investing activities	(60,105)	(58,675)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	(78)	661
Proceeds from equity offering	-	93,019
Proceeds from exercise of stock options	-	75
Long-term debt borrowings	141,107	2,099
Repayment of long-term debt	(5,505)	(8,895)
Debt issuance costs	(4,500)	-
Net cash provided by financing activities	131,024	86,959
Effect of exchange rate changes on cash and cash equivalents	(1,507)	2,966
Net increase in cash and cash equivalents	106,351	45,015
Cash and cash equivalents at beginning of the period	203,816	134,092
Cash and cash equivalents at end of the period	$310,167	$179,107
Supplemental cash flow information:
Cash paid for interest	$26,596	$26,989
Cash paid for income taxes	$2,467	$1,733
Supplemental non-cash disclosures related to:
Investment in Hughes Telematics, Inc.	$13,000
Consolidation of Hughes Systique Corporation	$5,328

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$224,396	$100,262
Receivables, net	184,948	200,259
Inventories	66,646	65,485
Prepaid expenses and other	22,792	20,425
Total current assets	498,782	386,431
Property, net	525,593	507,270
Capitalized software costs, net	52,134	51,454
Intangible assets, net	17,009	19,780
Goodwill	2,661	2,661
Other assets	65,902	112,511
Total assets	$1,162,081	$1,080,107
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$84,909	$80,667
Short-term debt	7,293	8,252
Accrued liabilities	137,215	156,796
Due to affiliates	8,317	2,619
Total current liabilities	237,734	248,334
Long-term debt	715,001	578,298
Other long-term liabilities	10,686	18,005
Total liabilities	963,421	844,637
Commitments and contingencies
Equity:
Hughes Network Systems, LLC ("HNS") equity:
Class A membership interests	177,864	177,425
Class B membership interests	-	-
Retained earnings	30,435	80,999
Accumulated other comprehensive loss	(15,201)	(27,586)
Total HNS' equity	193,098	230,838
Noncontrolling interest	5,562	4,632
Total equity	198,660	235,470
Total liabilities and equity	$1,162,081	$1,080,107

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Services revenues	$172,662	$149,124	$334,566	$297,881
Hardware sales	82,444	116,366	160,294	204,629
Total revenues	255,106	265,490	494,860	502,510
Operating costs and expenses:
Cost of services	111,092	101,684	217,638	195,887
Cost of hardware products sold	77,283	97,541	151,488	174,339
Selling, general and administrative	44,301	40,273	88,098	88,564
Loss on impairment	44,400	-	44,400	-
Research and development	5,698	7,176	11,049	13,252
Amortization of intangible assets	1,386	1,667	2,771	3,275
Total operating costs and expenses	284,160	248,341	515,444	475,317
Operating income (loss)	(29,054)	17,149	(20,584)	27,193
Other income (expense):
Interest expense	(15,550)	(13,902)	(29,379)	(23,210)
Interest income	170	547	397	1,903
Other income (loss), net	(364)	58	(364)	89
Income (loss) before income tax (expense) benefit	(44,798)	3,852	(49,930)	5,975
Income tax (expense) benefit	(462)	(1,184)	206	(1,813)
Net income (loss)	(45,260)	2,668	(49,724)	4,162
Net income attributable to the noncontrolling interest	(450)	(34)	(840)	(70)
Net income (loss) attributable to HNS	$(45,710)	$2,634	$(50,564)	$4,092

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(49,724)	$4,162
Adjustments to reconcile net income (loss) to cash flows
from operating activities:
Depreciation and amortization	46,079	30,115
Amortization of debt issuance costs	891	695
Equity plan compensation expense	439	153
Loss on impairment	44,400	-
Other	363	5
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	18,720	12,253
Inventories	(169)	(13,884)
Prepaid expenses and other	4,591	(8,293)
Accounts payable	5,592	5,690
Accrued liabilities and other	(15,419)	(17,116)
Net cash provided by operating activities	55,763	13,780
Cash flows from investing activities:
Change in restricted cash	51	(597)
Proceeds from sales of marketable securities	-	3,000
Expenditures for property	(53,296)	(43,842)
Expenditures for capitalized software	(7,762)	(7,079)
Proceeds from sale of property	93	63
Acquisition of Helius, Inc., net of cash received	-	(10,540)
Net cash used in investing activities	(60,914)	(58,995)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	(78)	661
Long-term debt borrowings	141,107	2,099
Repayment of long-term debt	(5,503)	(8,895)
Debt issuance costs	(4,500)	-
Net cash provided by (used in) financing activities	131,026	(6,135)
Effect of exchange rate changes on cash and cash equivalents	(1,741)	2,966
Net increase (decrease) in cash and cash equivalents	124,134	(48,384)
Cash and cash equivalents at beginning of the period	100,262	129,227
Cash and cash equivalents at end of the period	$224,396	$80,843
Supplemental cash flow information:
Cash paid for interest	$26,588	$26,989
Cash paid for income taxes	$2,427	$1,711